Ugell Law Firm, P.C.
                         Attorneys and Counselors at Law
                              155 North Main Street
                               New City, New York
                               Tel (914) 639-7011
                              Fax (914) 639 - 7088

January 20,  2000


Nellie Tippery
219 East Wiser Lake Road
Lynden, Washington 98264

                  SENT VIA FACSIMILE TO 360-354-0630 & US MAIL

Dear Ms. Tippery:

In  accordance  with the telephone  conference  discussion  yesterday  with Teri
Nadler,   Jean  Hickman,   Alicia   Torrealba  and  myself  of  Vista  Vacations
International, Inc, please allow this correspondence to memorialize our understanding.

So as to allow for the continued orderly operation of Vista and including, but not limited to the attempt to sell additional shares of company stock to third parties you have agreed to release your security interest in said shares of vista Vacations International, Inc. By signing below you authorize this office to eliminate said security interest on the books and records of the company.

To reiterate, you are the creditor on a promissory note with Vista whereby you have loaned $180,000 to the company as startup capital with applicable interest due and payable on November 1, 2000. Allow this correspondence to serve to you as an estoppel with regard to said loan.

Please fax back this agreement signed by you at the space provided below, and send a back an original to this office at your first opportunity, as I have some meetings with potential investors and would need this document in hand in order to close any transactions.

As all ways should you have any questions or comments, please feel free to contact this office.

Very truly yours,

/s/ Scott B. Ugell

Ugell Law Firm, P.C.
By:Scott B. Ugell
Vice-President & General Counsel Vista Vacations International, Inc. cc: Teri Nadler @ Vista 954-975-8447


Above text is agreed to and accepted

/s/ Nellie R. Tippery
-------------
Nellie Tippery
Dated January_ __,2000


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